Delaware Pooled Trust
N-SAR

Exhibit List


Exhibit		Reference

77.D	Changes to policies with
respect to security investments
incorporated into this filing by
references to 497(e) filed October
31, 2005, 497(e) filed December 15,
2005, 497(e) filed February 17, 2006
and 497(e) filed March 8, 2006.